Exhibit 10.20

SECOND AMENDMENT

TO LEASE AGREEMENT

STATE OF TEXAS	X
	X	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TRAVIS	X

That this Amendment to the Lease Agreement is made as of the 26th day of June, 2019, between 601 Congress LP, Landlord, and Hippo Analytics Inc., Tenant;

WITNESSETH

WHEREAS, the Landlord and Tenant have executed that certain Lease Agreement on or about January 30, 2019, covering approximately 3,814 rentable square feet (known as Suite 200) of office space on the second floor of the Littlefield Building in Austin, Texas, located at 601 Congress Avenue; and

WHEREAS, the Landlord and Tenant have executed that certain Lease Amendment on or about May 9, 2019, covering approximately 2,012 rentable square feet (known as Suite 330) of office space on the third floor of the Littlefield Building in Austin, Texas, located at 601 Congress Avenue;

WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement to provide for an expansion of the Premises and an extension of all existing lease spaces;

NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the Landlord and Tenant agree that the Lease is amended as follows effective June 26th, 2019:

1. Expansion of Premises – The Premises is being expanded to include Suite 750 being 4,496 rentable square feet

2. Base Rent – “Base Rent” for Suite 750 is as shown below:

$14,986.67 per month for the period of August 1, 2019 to January 31, 2020

$15,436.27 per month for the period of February 1, 2020 to January 31, 2021

$15,899.35 per month for the period of February 1, 2021 to January 31, 2022

$16,376.34 per month for the period of February 1, 2022 to July 31, 2022

3. Base Rent – The extended “Base Rent” for Suites 200 is as shown below:

$13,487.57 per month for the period of February 1, 2021 to January 31, 2022

$13,892.20 per month for the period of February 1, 2022 to July 31, 2022

4. Base Rent – The extended “Base Rent” for Suites 330 is as shown below:

$7,115.11 per month for the period of February 1, 2021 to January 31, 2022

$7,328.56 per month for the period of February 1, 2022 to July 31, 2022

5. NNN Charges – Section 9 of the Lease shall be apply to the Suite 750 upon August 1, 2019. Tenant’s Common Area Maintenance, Property Taxes and Casualty Insurance contribution following August 1, 2019 shall be adjusted to 10.23%.

6. Condition of Premises – Prior to the August 1, 2019, Landlord shall replace the damaged carpet, repair the damaged wood floors, and repaint the Premises for Suite 750.

7. Landlord and Tenant ratify and affirm all terms and provisions of the Lease Agreement except as modified by the terms of this Amendment.

EXECUTED this 26th day of June, 2019.

LANDLORD:		TENANT:
601 Congress, LP		Hippo Analytics Inc.

By:	/s/ Sheldon David Kahn	By:	/s/ Rick McCathron
By:	Sheldon David Kahn	Name:	Rick McCathron
Title:	Manager	Title:	Chief Insurance Officer
Date:	6/27/2019	Date:	6/25/2019